Exhibit 21.1

Operating Subsidiaries

Primus Telecommunications, Inc.	(Delaware)
iPRIMUS USA, Inc.	(Delaware)
Primus Telecommunications IHC, Inc.	(Delaware)
STSJ Overseas Telephone Company, Inc.	(Puerto Rico)
St. Thomas & San Juan Telephone Company, Inc.	(US Virgin Islands)
Primus Telecommunications Canada, Inc.	(Canada)
Telesonic Communications, Inc.	(Canada)
MIPPS, Incorporated	(Canada)
Primus Telecom Holdings Pty., Ltd.	(Australia)
Primus Telecom Ventures Pty., Ltd.	(Australia)
Primus Network (Australia) Pty., Ltd.	(Australia)
Primus Telecom Pty, Ltd	(Australia)
Primus Telecommunications Pty., Ltd	(Australia)
Primus Telecommunications (Australia) Pty., Ltd.	(Australia)
DSL.com Pty., Ltd.	(Australia)
0014 Pty, Ltd.	(Australia)
Liquor Industry Service Technology Pty., Ltd.	(Australia)
Kooee Telecom	(Australia)
Global Sales Pty., Ltd.	(Australia)
Hotkey Internet Service Pty., Ltd	(Australia)
Primus Data Pty., Ltd.	(Australia)
Primus Online Pty., Ltd.	(Australia)
ACN 080 527 073 Pty.,Ltd	(Australia)
ACN 095 828 078 Pty., Ltd	(Australia)
Telegroup UK Ltd.	(United Kingdom)
Primus Telecommunications Ltd.	(United Kingdom)
Planet Talk UK Limited	(United Kingdom)
Primus Telecommunications KK Japan	(Japan)
Global Access Pty., Ltd.	(South Africa)
P1 do Brasil Ltda	(Brazil)
Matrix Internet, S.A.	(Brazil)
US Matrix Telecommunications, Inc.	(Florida)
Primus Telecommunications Netherlands B.V.	(Netherlands)
Primus Nederland B.V.	(Netherlands)
Primus Telecommunications GmbH	(Germany)
Primus Telecommunications France S.A.S.U	(France)
Primus Telecommunications S.r.1.	(Italy)
Telegroup Italia S.r.1.	(Italy)
Primus Telecommunications Iberica SA	(Spain)
Primus Telecommunications Belgium N.V.	(Belgium)
PTI Telecommunications GmbH	(Austria)
Primus Telecommunications A/S	(Denmark)
Telegroup Network Services APS	(Denmark)
Telegroup Sweden AB	(Sweden)
Lingo, Inc.	(Delaware)
Primus Telecommunication India Private Limited	(India)

Non-Operating Subsidiaries

Primus Telecommunications International, Inc.	(Delaware)
iPRIMUS.com, Inc.	(Delaware)
Lingo Holdings, Inc.	(Delaware)
Lingo Network Services, Inc.	(Delaware)
Primus Telecommunications Holding, Inc.	(Delaware)
TresCom International Inc.	(Delaware)
Least Cost Routing, Inc.	(Florida)
TresCom U.S.A. Inc.	(Florida)
Global Telephone Holdings Inc.	(US Virgin Islands)
Interisland Telephone Corporation	(US Virgin Islands)
STSJ Network Assets Inc.	(US Virgin Islands)
OTC Network Assets, Inc.	(Puerto Rico)
Stubbs, Ltd.	(Hong Kong)
PRIMUS Telecom SA de C.V.	(El Salvador)
Primus Telecommunications Holdings Ltd	(United Kingdom)
European Mobile Products and Solutions Limited	(Ireland)
Primus Telecommunications de Mexico SA de CV	(Mexico)
Globility Communications (2006) Corporation	(Canada)
3082833 Nova Scotia Company	(Canada)
3620212 Canada Inc.	(Canada)
Primus Telecommunications Europe BV	(Netherlands)
Delta One America Do Sul	(Brazil)
Communicacoes do Brasil Ltda	(Brazil)
Primus Telecommunications AG	(Switzerland)
Primus Telecom Mauritius Holdings	(Mauritius)